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Second Quarter 2023 Financial Results* Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Operations (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Reconciliation of GAAP to Non-GAAP Financials Measures (amounts in thousands, except share and per share data)

FOR IMMEDIATE RELEASE

FISKER INC. ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS*

- Fisker began inaugural deliveries of Fisker Ocean Ones in Austria, Denmark, Germany, and the US with deliveries starting in Norway and Sweden shortly.
- Fisker Ocean One and Extreme achieved EPA range of 360 miles, which is the longest range of any new electric SUV in its class[1].
- Opened new customer locations in London, Oslo, and Stockholm, with additional customer facilities opening in North America and Europe this year.
- Q2 2023 was Fisker's first quarter with automotive sales revenue. First vehicles delivered achieved a 7.5% gross margin; excluding early-stage investor vehicles, gross margin was 18.5%. EPS was ($0.25), compared to ($0.36) in the prior year.
- Raised $300 million in gross proceeds from convertible bond offering in July, with potential to double proceeds in 12-months, bolstering quarter-end cash, cash equiv., and restricted cash to $822 million on a proforma basis; this excludes $33 million in VAT receivables.
- Fisker published its Life Cycle Assessment (LCA) report, highlighting that the Fisker Ocean had the lowest published carbon footprint of any electric SUV.
- Fisker held its "Product Vision Day" event on August 3, 2023, where it showcased its product lineup and how it plans to disrupt and innovate in every market segment it enters.
- 1,022 vehicles produced in Q2 2023 and 1,009 produced in July, which had fewer working hours due to the planned Magna Steyr annual summer shutdown. Calendar 2023 production forecast updated to a range of 20,000-23,000 units due to a short-term capacity constraint at one supplier.



LOS ANGELES, CA – (August 4, 2023) – Fisker Inc. (NYSE: FSR) ("Fisker"), driven by a mission to create the world's most emotional and sustainable electric vehicles, today announced its financial results for the second quarter ended June 30, 2023.

"Our second quarter marked an important milestone for Fisker as we started deliveries of our first Fisker Ocean vehicles to customers. We are currently in a quarter that truly marks the inflection for Fisker – our business model has now been proven, by the fact that we are already making a positive profit margin on the first vehicles we are selling," stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker.

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[1] EPA estimated range. Actual results may vary for many reasons, including driving conditions, wheel size, state of battery charge, and how the vehicle is driven and maintained. Class refers to mid-size SUVs with an MSRP under $200,000.

"Feedback from our first customers and the numerous members of the media who have now reviewed the Fisker Ocean has been quite positive, and we are not slowing down. We unveiled our future product vision to investors, the press, and our customers and are excited to enter a range of new vehicle segments, including pickup trucks. We look forward to getting more and more vehicles into the hands of our loyal customers so they can experience the unique and class-leading features of the Ocean," continued Fisker.

Recent Updates:

- Fisker achieved an EPA estimated total range of 360 miles for the Fisker Ocean Extreme on 20-inch wheels, exceeding Fisker's previous estimates. The EPA values confirm the Fisker Ocean Extreme has the longest range of any new electric SUV under $200,000 sold in the US today.
- The Fisker Ocean Extreme received EPA Certificate of Conformity and California Air Resources Board Executive Order, approving it for sale and delivery in the US at the end of May.



- 1,022 Fisker Ocean vehicles were produced in Q2 2023. A couple of suppliers had challenges ramping to targeted Q2 levels, but the company is intently focused on working with all suppliers to swiftly ramp. In July, 1,009 Fisker Oceans were produced up from 741 units in June while the assembly rate per day reached 140 at the end of July, up from 80 per day at the end of June. July had reduced shifts and fewer working days due to the planned Magna Steyr annual summer shutdown.
- Fisker updates 2023 production outlook to 20,000-23,000 units as a key supplier required additional time to ramp their capacity to meet our 2H 2023 timeline.
- The Company began US and European deliveries of the Fisker Ocean One in California, Denmark and Germany with 11 customer deliveries completed in 2Q partly due to a later start in the quarter, logistics optimization, and extra time required to accumulate appropriate quantities for efficient transport.
- Fisker recently opened customer facilities in London, Oslo and Stockholm. The Company plans to open additional locations in Los Angeles, Neuss/Duesseldorf, Paris, Frankfurt, Arizona, Maryland, New York, and Tennessee, and is in negotiations on a few dozen other properties across North America and Europe. Vehicle test drive events began recently.
- Bolstered the company's balance sheet with a successful offering of $340 million in aggregate principal of 0% senior unsecured convertible notes due 2025 to an institutional investor, with the potential to increase the aggregate principal amount of the notes to $680 million. The transaction resulted in gross proceeds of $300 million to Fisker.
- Published Fisker Ocean LCA report which highlights unprecedented sustainability through 5 phases of the vehicle's life, from raw materials to vehicle "end of use." With the lowest published carbon footprint of any electric SUV, the Fisker Ocean LCA is yet another testament to how sustainability has been built into the company from the beginning.
- Completed first large-scale media event with production vehicles in Vienna, Austria where two dozen media correspondents put the Ocean vehicles through the paces.



- Fisker held its inaugural "Product Vision Day" event on August 3, 2023, where it showcased its future product lineup and its vision of a Clean Future for All. Fisker believes this exciting lineup of EVs, combined with its innovation, design, and company-wide commitment to environmental responsibility, will resonate with consumers globally. Fisker opened reservations for the Ronin and Alaska.
- Announced the company will produce 100 Fisker Ocean Extreme Vigyan Edition vehicles for the India market. Fisker expects to complete the homologation process for India by September and to commence deliveries in Q4 2023.
- The company expects to open a delivery center in China in 2023 and expects to begin deliveries of the Fisker Ocean in China in 1H 2024.
- Fisker continues to expand its internal technical capabilities and our global team now totals more than 1,000 as of August 3, 2023.

Second Quarter 2023 Financial Highlights:

- Revenue totaled $825 thousand compared to revenue of $10 thousand in the second quarter of 2022.
- Gross margin was 7.5% on a reported basis, and 18.5% excluding discounted early-stage investor deliveries.
- Loss from operations totaled $87.9 million, including $9.0 million of stock-based compensation expense.
- Net loss totaled $85.5 million and $0.25 loss per share. Weighted average shares outstanding totaled 335.9 million for the three months ended June 30, 2023.
- Net cash used in operating activities totaled $128.1 million and capital expenditures totaled 91.3 million.
- Cash and cash equivalents and restricted cash was $521.8 million as of June 30, 2023; this excludes $300 million in gross proceeds from the July convertible note offering and $33.4 million in VAT receivables which we expect to receive as refunds or to monetize against vehicle sales taxes.

2023 Business Outlook

Fisker expects to produce 20,000-23,000 units in 2023, provided Fisker's suppliers and partners can support this volume and ramp. The following information reflects Fisker's expectations for key non-GAAP operating expenses and capital expenditures for full-year 2023. Fisker is projecting the total of these items to be within a range of $565 million to $640 million. Fisker anticipates an 8-12% gross margin range for full year 2023, provided input costs do not change dramatically.

Key Expense Item	USD, millions
Research & Development (Non-GAAP)[1]	$ 160 - 190
Selling, General, and Administrative (Non-GAAP)[1]	$ 160 - 190
Capital Expenditures	$ 245 - 260
Total	**$ 565 - 640**

[1]Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price volatilities that are not currently ascertainable and cannot be reasonably estimated.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time) today, August 4, 2023. The live audio webcast will be accessible on Fisker's Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-generally accepted accounting principles in the United States (GAAP) financial measures, including non-GAAP adjusted EBITDA, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

Fisker believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Fisker in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Fisker uses may not be directly comparable to similarly titled measures of other

companies. Therefore, both GAAP financial measures of Fisker's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about Fisker and its products to its customers, investors and the public (e.g., @fiskerinc on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker's investor relations website and these social media channels in addition to following Fisker's press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world's most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker's social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the statements quoted by our Chief Executive Officer, the timing of start of production and delivery of the Fisker Ocean or the Fisker PEAR, the sufficiency of our cash to fund production launch of the Fisker Ocean, and statements regarding Fisker's future performance under "2023 Business Outlook," the reported financial results for the second quarter of 2023, which are subject to completion of Fisker's internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors," filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Second Quarter 2023 Financial Results*

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)

	Three Months Ended		
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue	$ 825	$ 198	$ 10
Costs of goods sold	763	164	8
Gross margin	62	34	2
Operating costs and expenses:			
Selling, general and administrative	38,948	44,648	17,521
Research and development	49,032	76,999	71,160
Total operating costs and expenses	87,980	121,647	88,681
Loss from operations	(87,918)	(121,613)	(88,679)
Other income (expense):			
Other income (expense)	(1,408)	(45)	(452)
Interest income	6,581	6,894	1,353
Interest expense	(4,605)	(4,601)	(4,751)
Foreign currency gain/(loss)	3,797	(401)	(3,417)
Unrealized gain/(loss) recognized on equity securities	340	(730)	(10,030)
Total other income (expense)	4,705	1,117	(17,297)
Net loss before income taxes	(83,213)	(120,496)	(105,976)
Provision for income taxes	(2,271)	(59)	-
Net loss	$ (85,484)	$ (120,555)	$ (105,976)
Basic and Diluted net loss per share	$ (0.25)	$ (0.38)	$ (0.36)
Basic and Diluted weighted average common shares outstanding	335,888,051	320,983,589	298,269,801

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	As of:	
	June 30, 2023	December 31, 2022
Current assets:		
Cash and cash equivalents	$ 467,549	$ 736,549
Restricted cash	54,233	-
Inventory	172,113	4,276
Prepaid expenses and other current assets	148,650	87,489
Equity investment	2,750	3,140
Total current assets	845,295	831,454
Non-current assets:		
Property and equipment, net	539,742	387,137
Intangible assets	236,896	246,922
Right of use asset, net	53,037	33,424
Other non-current assets	54,434	16,489
Total noncurrent assets	884,109	683,972
Total assets	$ 1,729,404	$ 1,515,426
Current liabilities:		
Accounts payable	$ 183,279	$ 58,871
Accrued expenses	395,676	264,925
Lease liabilities (short term)	9,251	7,085
Total current liabilities	588,206	330,881
Non-current liabilities:		
Customer deposits	15,310	15,334
Lease liabilities	42,655	27,884
Convertible notes	661,683	660,822
Total non-current liabilities	719,648	704,040
Total liabilities	1,307,854	1,034,921
Stockholder's equity	421,550	480,505
Total liabilities and equity	$ 1,729,404	$ 1,515,426

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(amounts in thousands, except share and per share data)

	Three Months Ended June 30,	
	2023	2022
Cash flows from Operating Activities		
Net loss	$ (85,484)	$ (105,976)
Stock-based compensation	9,026	1,195
Depreciation and Amortization	17,084	205
Accretion of debt issuance costs	433	421
Unrealized (gain)/loss recognized on equity securities	(340)	10,030
Change in operating assets and liabilities	(64,815)	(61,319)
Other operating activities	(3,971)	5,964
Net cash used in operating activities	(128,067)	(149,480)
Cash flows from Investing Activities		
Purchase of property and equipment	(91,314)	(54,161)
Net cash used in investing activities	(91,314)	(54,161)
Cash flows from Financing Activities		
Proceeds from exercise of stock options	6	218
Proceeds from stock issuance under "At-the-market" offering	87,942	14,568
Payments for "At-the-market" issuance costs	(1,175)	(353)
Payments to tax authorities for statutory tax withholdings	(2,768)	(1,415)
Net cash provided by financing activities	84,005	13,018
Net increase / (decrease) in cash and cash equivalents	(135,376)	(190,623)
Cash and cash equivalents and restricted cash, beginning of period	657,158	1,042,562
Cash and cash equivalents and restricted cash, end of period	$ 521,782	$ 851,939

Fisker Inc. and Subsidiaries
Unaudited Reconciliation of GAAP to Non-GAAP Financials Measures
(amounts in thousands, except share and per share data)

Adjusted EBITDA	**Three Months Ended**		
	June 30, 2023	**March 31, 2023**	**June 30, 2022**
Net loss (GAAP)	$ (85,484)	$ (120,555)	$ (105,976)
Provision for income taxes	2,271	59	-
Interest income	(6,581)	(6,894)	(1,353)
Interest expense	4,605	4,601	4,751
Depreciation and amortization	17,084	9,150	2,043
Stock-based compensation expense/(benefit)	9,026	(1,642)	1,195
Foreign currency loss/(gain)	(3,797)	401	3,417
Unrealized loss/(gain) recognized on equity securities	(340)	730	10,030
Adjusted EBITDA (non-GAAP)	**$ (63,216)**	**$ (114,150)**	**$ (85,893)**

*The financial results discussed herein are presented on a preliminary basis; final data will be included in Fisker's Quarterly Report on Form 10-Q for the period ended June 30, 2023

Source: Fisker Inc.

Fisker Inc. Communications

Frank Boroch, VP, Investor Relations & Treasury
fboroch@fiskerinc.com

Matthew DeBord, Sr. Director, Communications Strategy & Storytelling
mdebord@fiskerinc.com